RACKSPACE HOSTING, INC.

2007 LONG-TERM INCENTIVE PLAN

NOTICE OF GRANT OF RESTRICTED STOCK UNITS
(Performance Based Vesting)

Unless otherwise defined herein, the terms defined in the 2007 Long-Term Incentive Plan (the “Plan”) will have the same defined meanings in this Notice of Grant of Restricted Stock Units (the “Notice of Grant”) and Terms and Conditions of Restricted Stock Units, attached hereto as Exhibit A (together, the “Agreement”).

Participant:

Address:

The Participant has been granted an Award of Restricted Stock Units, subject to the terms and conditions of the Plan and this Agreement, as follows:

Grant Number

Date of Grant

Target Number of Restricted Stock Units

Performance Period

Performance Matrix
The number of Restricted Stock Units, if any, in which you may vest in accordance with the Vesting Schedule in Exhibit B will depend upon achievement of goals based on the Company’s Relative Total Shareholder Return during the Performance Period or Truncated Performance Period, as applicable, and will be determined in accordance with Section 1 of Exhibit A and the Performance Matrix, attached hereto as Exhibit B. Any fractional share resulting from the application of the percentages in the vesting table shown in Exhibit B shall be rounded to the nearest whole number of shares.

Vesting Schedule
The Participant will vest on the date the Administrator determines and certifies the number of Restricted Stock Units earned in accordance with Section 1 of Exhibit A and the Performance Matrix, attached hereto as Exhibit B, provided that such determination will be made within forty-five (45) days after the end of the Performance Period, which ends on [__________], or the end of the Truncated Performance Period, as applicable. In the event the Participant ceases to be a Service Provider for any reason before the Participant vests in the Restricted Stock Units, the Restricted Stock Units and the Participant’s right to receive any Shares hereunder will immediately terminate, except as set forth in Section 4 of Exhibit A.

By the Participant’s signature and the signature of the Company’s representative below, the Participant and the Company agree that this Award of Restricted Stock Units is granted under and governed by the terms and conditions of the Plan and this Agreement.  PLEASE BE SURE TO READ THE EXHIBIT(S) ATTACHED HERETO, WHICH CONTAIN(S) MATERIAL TERMS AND CONDITIONS OF THIS AGREEMENT. The Participant has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Plan and this Agreement.  The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and this Agreement.  The Participant further agrees to notify the Company upon any change in the residence address indicated above.

The Participant acknowledges and agrees that by clicking the “ACCEPT” button on the E*Trade on-line grant agreement response page, it will act as the Participant’s electronic signature to this Agreement and will result in a contract between the Participant and the Company with respect to this Award.

If an automated acceptance is not utilized, then the Parties enter into this Agreement upon the execution of the signature lines below:

[Signature Page to Follow]

[Signature Page to Notice of Grant of Restricted Stock Unit ]

PARTICIPANT:	RACKSPACE HOSTING, INC.
By:
Signature
Name:
Printed Name
Title:
Residence Address:

Facsimile #:
Email:

EXHIBIT A

TERMS AND CONDITIONS OF RESTRICTED STOCK UNITS

1. Grant.

a. The Company hereby grants to the Participant named in the Notice of Grant (the “Participant”), a performance-based award of restricted shares of Common Stock, representing a target award of shares equal to the Target Number of Restricted Stock Units shown on the Notice of Grant, and the opportunity to earn up to a maximum of 150% of the Target Number of Restricted Stock Units upon over-performance, subject to all of the terms and conditions in this Agreement and the Plan, which is incorporated herein by reference. Subject to Section 35(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan will prevail.

b. The level of the Company’s Relative Total Shareholder Return (as defined in Exhibit B) for the Performance Period or Truncated Performance Period (as defined below), as applicable, as set forth in this Agreement and Exhibit B will determine the number of Restricted Stock Units in which the Participant will vest, if any. Any unvested Restricted Stock Units will be immediately cancelled and forfeited at no cost to the Company.

c. The Company’s Total Shareholder Return (“TSR”) for the Performance Period or Truncated Performance Period will be determined and certified by the Administrator as soon as practicable following the end of the Performance Period or Truncated Performance Period, as applicable, but in no event later than forty-five (45) days thereafter (such date of determination, the “Determination Date”).  Except as set forth in Section 4 below, in order to be eligible to vest in any of the Restricted Stock Units, the Participant must be employed through the Determination Date.  Unless otherwise determined by the Administrator, the Restricted Stock Units will be settled in shares of Company Common Stock as soon as possible after the Determination Date, but in no event later than forty-five (45) days following the Determination Date.

d. When Shares are paid to the Participant in payment for vested Restricted Stock Units, par value will be deemed paid by the Participant for each Restricted Stock Unit by services rendered by the Participant to the Company, and will be subject to the appropriate tax withholdings.

2. Company’s Obligation to Pay.  Each Restricted Stock Unit represents the right to receive a Share on the date it vests (or at such later time indicated in this Agreement).  Unless and until the Restricted Stock Units will have vested in the manner set forth in Sections 3, 4 or 5 of this Agreement or Section 25 of the Plan, the Participant will have no right to payment of any such Restricted Stock Units.  Prior to actual payment of any vested Restricted Stock Units, such Restricted Stock Units will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company. Any Restricted Stock Units that vest in accordance with this Agreement will be paid to the Participant (or in the event of the Participant’s death, to the Participant’s properly designated beneficiary or estate) in whole Shares, subject to the Participant satisfying any applicable tax withholding obligations as set forth in Section 9.  Subject to the provisions of Section 5, such vested Restricted Stock Units shall be paid in whole Shares as soon as practicable after vesting, but in each such case within the period ending no later than the later of (i) the end of the calendar year that includes the vesting date or (ii) the date that is the fifteenth (15th) day of the third (3rd) month following the vesting date.

3. Vesting Schedule.  Except as provided in Sections 4 or 5 of this Agreement and Section 25 of the Plan, and subject to Section 6, the Restricted Stock Units awarded by this Agreement will vest in accordance with the vesting provisions set forth in Exhibit B and as indicated in the Notice of Grant. Restricted Stock Units scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in the Participant in accordance with any of the provisions of this Agreement, unless the Participant will have been continuously a Service Provider from the Date of Grant until the date such vesting occurs.

4. Death, Disability, or Change in Control.

a.	Truncated Performance Period.

i.
In the event that (i) the Participant ceases to be a Service Provider as a result of the Participant’s death or Disability after one year following the Date of Grant, or (ii) coincident with or during the twelve (12) month period immediately following the consummation of a Change in Control, the Company terminates a Participant’s employment with the Company without Cause (as defined below), in each case during the Performance Period, the Performance Period shall automatically be truncated so as to terminate upon the date the Participant ceased to be a Service Provider or the date the Company terminates the Participant, as applicable (the “Truncated Performance Period”). The Company’s performance during such Truncated Performance Period relative to the performance metrics set forth in Exhibit B, as determined pursuant to this Section 4, shall determine the number of Restricted Stock Units in which the Participant shall vest as of the end of the Truncated Performance Period, which, with respect to:

a.
a Truncated Performance Period that occurs as a result of death or Disability after one year, but prior to the end of the Performance Period, shall be equal to the same amount of shares (x) as if the Company had performed at the equivalent relative level through the full three-year performance period, multiplied by (y) the number of months during which Participant was a Service Provider since the Date of Grant plus half of the months remaining until the end of the end of the Performance Period after the Participant ceased being a Service Provider (the “Remaining Months of Performance”) divided by 36. For purposes of clarity, assume a Participant’s Target Number of Restricted Stock Units indicated on the Notice of Grant is 1,000 and the Participant dies 24 months after the Date of Grant. Assume further that the Company’s Relative Total Shareholder Return ranks them in the 50th percentile of the Peer Companies, as measured pursuant to Section 4(b) and Exhibit B. At the 50th percentile, the Participant would be entitled to: 1,000 RSU’s (100% of the Number of Restricted Stock Units indicated on the Notice of Grant), multiplied by 30/36 (the 30 coming from 24, the number of months during which Participant was a Service Provider at the time of death, plus 6, representing half of the months remaining until the end of the end of the Performance Period. Finally, the 36 represents the total months in the Period of Performance). So, the calculation for the award is: 1,000 * 30/36 = 833.

b.
 a Truncated Performance Period that occurs as a result of the Company’s termination of a Participant’s employment with the Company without Cause coincident with or during the twelve (12) month period immediately following the consummation of a Change in Control, shall be equal to the same amount of shares as if the Company had performed at the equivalent relative level through the full three-year performance period. For purposes of clarity, assume a Participant’s Number of Restricted Stock Units indicated on the Notice of Grant is 1,000 and the Participant is terminated by the Company without Cause following a Change in Control. Assume further that the Company has achieved the 50th percentile of TSR performance as measured pursuant to 4(c) and Exhibit B. At the 50th percentile achievement, the Participant would be entitled to: 1,000 RSU’s (100% of the Number of Restricted Stock Units indicated on the Notice of Grant).

In order to be eligible to vest in any of the Restricted Stock Units, the Participant must remain a Service Provider through the last day of the Truncated Performance Period.

ii.
For purposes of this Section 4, “Cause” shall mean Participant’s: (i) willful engagement in illegal conduct or gross misconduct which is materially injurious to the Company, (ii) conviction of, or plea of nolo contendere or guilty to, a felony or a crime of moral turpitude; (iii) engagement in fraud, misappropriation or embezzlement resulting or intended to result directly or indirectly in a gain or substantial personal enrichment to the Participant at the expense of the Company, (iv) material breach of any written policies of the Company (which policy or policies previously was provided to Participant), or (v) willful and continual failure substantially to perform the Participant’s duties with the Company (other than a failure resulting from the Participant’s incapacity due to physical or mental illness), which failure has continued for a period of at least 30 days.

b. Death or Disability Award Calculation.  In the event a Participant’s death or Disability results in a Truncated Performance Period, notwithstanding anything in this Agreement to the contrary, TSR shall be calculated in the same manner as set forth in Exhibit B, except that, the Closing Average Period shall mean the twenty (20) trading days immediately prior to and including the last day of the Truncated Performance Period. For the sake of clarity, the Performance Period shall not be truncated in the event that the Participant ceases to be a Service Provider as a result of the Participant’s death or Disability before one year following the Date of Grant.

c. Change of Control Award Calculation.  In the event the Company’s termination of a Participant’s employment with the Company without Cause coincident with or during the twelve (12) month period immediately following the consummation of a Change in Control results in a Truncated Performance Period, notwithstanding anything in this Agreement to the contrary, TSR shall be calculated in the same manner as set forth in Exhibit B, except that, the Closing Average Share Value shall be the per share price paid for a share of Common Stock in connection with the Change of Control.

5. Administrator Discretion.

a. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Restricted Stock Units at any time, subject to the terms of the Plan.  If so accelerated, such Restricted Stock Units will be considered as having vested as of the date specified by the Administrator.  Subject to the provisions of this Section 5 and Section 6, if the Administrator, in its discretion, accelerates the vesting of the balance, or some lesser portion of the balance, of the Restricted Stock Units, the payment of such accelerated Restricted Stock Units shall be made as soon as practicable after the new vesting date, but, except as provided in this Agreement, in no event later than the later of (i) the end of the calendar year that includes the vesting date or (ii) the date that is the fifteenth (15th) day of the third (3rd) month following the applicable vesting date; provided, however, if the Restricted Stock Units are “deferred compensation” within the meaning of Section 409A, the payment of such accelerated portion of the Award of Restricted Stock Units nevertheless shall be made at the same time or times as if such Award had vested in accordance with the vesting schedule set forth in Section 3, including any necessary application of Section 5(b) (whether or not the Participant remains employed by the Company or an Affiliate as of such date(s)), unless an earlier payment date, in the judgment of the Administrator, would not cause the Participant to incur an additional tax under Section 409A, in which case, payment of such accelerated Award shall be made no later than the date that is the fifteenth (15th) day of the third (3rd) month (and in all cases within ninety (90) days) following the earliest permissible payment date that would not cause the Participant to incur an additional tax under Section 409A, subject to Section 5(b) with respect to specified employees.  Notwithstanding the foregoing, any delay in payment pursuant to this Section 5(a) will cease upon the Participant’s death and such payment will be made as soon as practicable after the date of the Participant’s death (and in all cases within ninety (90) days following such death).  For purposes of this Agreement, “Section 409A” means Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and any proposed, temporary or final Treasury Regulations and Internal Revenue Service guidance thereunder, as each may be amended from time to time.

b. Notwithstanding anything in the Plan or this Agreement to the contrary, if the vesting of the balance, or some lesser portion of the balance, of the Restricted Stock Units is accelerated in connection with the Participant’s termination as a Service Provider, such accelerated Restricted Stock Units will not be payable by virtue of such acceleration until and unless the Participant has a “separation from service” within the meaning of Section 409A.  Further, and notwithstanding anything in the Plan or this Agreement to the contrary if any such accelerated Restricted Stock Units would otherwise become payable upon a “separation from service” within the meaning of Section 409A, and if (x) the Participant is a “specified employee” within the meaning of Section 409A at the time of such “separation from service” (other than due to the Employee’s death) and (y) the payment of such accelerated Restricted Stock Units will result in the imposition of additional tax under Section 409A if paid to the Participant on or within the six (6) month period following the Participant’s termination as a Service Provider, then the payment of such accelerated Restricted Stock Units will not be made until the date six (6) months and one (1) day following the date of the Participant’s “separation from service”, unless the Participant dies following the Participant’s termination as a Service Provider, in which case, the Restricted Stock Units will be paid in Shares to the Participant’s estate as soon as practicable following the Participant’s death (and in all cases within ninety (90) days of the Participant’s death).  It is the intent of this Agreement to comply with the requirements of Section 409A so that none of the Restricted Stock Units to be provided under this Agreement or Shares issuable thereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply.

6. Forfeiture upon Termination of Status as a Service Provider.  Except as otherwise set forth in this Agreement, the balance of the Restricted Stock Units that have not vested as of the time of the Participant’s termination as a Service Provider for any or no reason will be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company and the Participant’s right to acquire any Shares hereunder will immediately terminate.

7. Death of the Participant.  Any distribution or delivery to be made to the Participant under this Agreement will, if the Participant is then deceased, be made to the Participant’s designated beneficiary, provided such beneficiary has been designated prior to the Participant’s death in a form acceptable to the Administrator or, if no such beneficiary has been designated or survives the Participant, the administrator or executor of the Participant’s estate.  Any such transferee must furnish the Company with (a) written notice of the Participant’s status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

8. Limitation on Payments.

a. In the event that the severance and benefits provided for in this Agreement or otherwise payable to the Participant (i) constitute “parachute payments” within the meaning of Section 280G of the Code and (ii) but for this Section 8, would be subject to the excise tax imposed by Section 4999 of the Code, then the Participant’s benefits under Agreement or other severance or benefits will be either:

(A)           delivered in full, or

(B)           delivered as to such lesser extent, which would result in no portion of such benefits being subject to excise tax under Section 4999 of the Code,

whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, results in the receipt by the Participant on an after-tax basis, of the greatest amount of severance benefits, notwithstanding that all or some portion of such severance benefits may be taxable under Section 4999 of the Code.  Any taxes due under Section 4999 shall be the responsibility of the Participant.

b. In the event of a reduction in accordance with subsection 8(a), the reduction shall occur in the following order: (1) reduction of cash payments; (2) reduction of vesting acceleration of equity awards; and (3) reduction of other benefits paid or provided to the Participant.  If, as a result of any reduction required by Section 8(a), amounts previously paid to the Participant exceed the amount to which the Participant is entitled, the Participant will promptly return the excess amount to the Company.

c. Unless the Company and the Participant otherwise agree in writing, any determination required under this Section 8 will be made in writing by a major national “Big Four” accounting firm selected by the Company (the “Accountants”), whose determination will be conclusive and binding upon the Participant and the Company for all purposes.  For purposes of making the calculations required by this Section 8, the Accountants may, after taking into account the information provided by the Participant, make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code.  The Company and the Participant will furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section.  The Company will bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 8.

9. Withholding of Taxes.  When Shares are issued as payment for vested Restricted Stock Units, the Company (or the employing Parent or Subsidiary) will withhold a portion of the Shares that have an aggregate market value sufficient to pay the minimum federal, state and local income, employment and any other applicable taxes required to be withheld by the Company (or the employing Parent or Subsidiary) with respect to the Shares, unless the Company, in its sole discretion, requires the Participant to make alternate arrangements satisfactory to the Company for such withholdings in advance of the arising of any withholding obligations.  [The number of Shares withheld pursuant to the prior sentence will be rounded up to the nearest whole Share, with no refund provided in the U.S. for any value of the Shares withheld in excess of the tax obligation as a result of such rounding, all pursuant to such procedures as the Administrator may specify from time to time.]

Notwithstanding any contrary provision of this Agreement, no Shares will be issued unless and until all income, employment and other taxes which the Company determines must be withheld or collected with respect to such Shares have been withheld.  In addition and to the maximum extent permitted by law, the Company (or the employing Parent or Subsidiary) has the right to retain without notice from salary or other amounts payable to the Participant, cash having a sufficient value to satisfy any tax withholding obligations that the Company determines cannot be satisfied through the withholding of otherwise deliverable Shares.  All income and other taxes related to the Restricted Stock Units and any Shares delivered in payment thereof are the sole responsibility of the Participant.

10. Rights as Stockholder.  Neither the Participant nor any person claiming under or through the Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (including through electronic delivery to a brokerage account).  After such issuance, recordation and delivery, the Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

11. No Guarantee of Continued Service.  PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE RESTRICTED STOCK UNITS PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OF RESTRICTED STOCK UNITS OR ACQUIRING SHARES HEREUNDER.  PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

12. Address for Notices.  Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company at Rackspace Hosting, Inc., 5000 Walzem, San Antonio, TX 78218, or at such other address as the Company may hereafter designate in writing.

13. Change in Control.  Notwithstanding anything in the Plan or this Agreement to the contrary, if the vesting of all or a portion of the Restricted Stock Units accelerates (a) pursuant to Section 25 of the Plan in the event of a Change in Control that is not a “change in control” within the meaning of Section 409A or (b) pursuant to any other plan or agreement that provides for acceleration in the event of a change in control that is not a “change in control” within the meaning of Section 409A, then the payment of such accelerated portion of the Award will be made in accordance with the timing of payment rules that apply to discretionary accelerations under Section 5(a) of this Agreement.  If the vesting of all or a portion of the Restricted Stock Units accelerate in the event of a Change in Control that is a “change in control” within the meaning of Section 409A, then the payment of such accelerated Restricted Stock Units shall be paid no later than the date that is the fifteenth (15th) day of the third (3rd) month (and in all cases within ninety (90) days) from the vesting date.

14. Grant is Not Transferable.  Except to the limited extent provided in Section 7, this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process.  Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

15. Binding Agreement.  Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

16. Restrictions on Sale of Securities.  The Shares issued as payment for vested Restricted Stock Units under this Agreement will be registered under U.S. federal securities laws and will be freely tradable upon receipt.  However, the Participant’s subsequent sale of the Shares may be subject to any market blackout-period that may be imposed by the Company and must comply with the Company’s insider trading policies, and any other applicable securities laws.

17. Additional Conditions to Issuance of Stock.  The Company shall not be required to issue any certificate or certificates for Shares hereunder prior to fulfillment of all the following conditions:  (a) the admission of such Shares to listing on all stock exchanges on which such class of stock is then listed; (b) the completion of any registration or other qualification of such Shares under any U.S. state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable; (c) the obtaining of any approval or other clearance from any U.S. state or federal governmental agency, which the Administrator shall, in its absolute discretion, determine to be necessary or advisable; and (d) the lapse of such reasonable period of time following the date of vesting of the Restricted Stock Units as the Administrator may establish from time to time for reasons of administrative convenience.

18. Plan Governs.  This Agreement is subject to all terms and provisions of the Plan.  In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern.  Capitalized terms used and not defined in this Agreement will have the meaning set forth in the Plan.

19. Administrator Authority.  The Administrator will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Restricted Stock Units have vested).  All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon the Participant, the Company and all other interested persons.  No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

20. Electronic Delivery.  The Company may, in its sole discretion, decide to deliver any documents related to Restricted Stock Units awarded under the Plan or future Restricted Stock Units that may be awarded under the Plan by electronic means or request the Participant’s consent to participate in the Plan by electronic means.  The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.

21. Captions.  Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

22. Agreement Severable.  In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect.

23. Modifications to the Agreement.  This Agreement constitutes the entire understanding of the parties on the subjects covered.  The Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein.  Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company.  Notwithstanding anything to the contrary in the Plan or this Agreement, the Company may revise this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of the Participant, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection to this Award of Restricted Stock Units. Each payment and benefit payable under this Agreement is intended to constitute separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations.

24. Amendment, Suspension or Termination of the Plan.  By accepting this Award, the Participant expressly warrants that he or she has received an Award of Restricted Stock Units under the Plan, and has received, read and understood a description of the Plan.  the Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.

25. Governing Law.  This Agreement shall be governed by the laws of the State of Texas, without giving effect to the conflict of law principles thereof.  For purposes of litigating any dispute that arises under this Award of Restricted Stock Units or this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Texas, and agree that such litigation shall be conducted in the courts of Bexar County, Texas, or the federal courts for the United States for the Western District of Texas, and no other courts, where this Award of Restricted Stock Units is made and/or to be performed.

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EXHIBIT B

PERFORMANCE MATRIX

The number of Restricted Stock Units, if any, in which the Participant may vest in accordance with the Vesting Schedule below will be determined in accordance with Section 1 of the Agreement and is based on the Relative Total Shareholder Return of the Company’s Common Stock for the 3-year Performance Period or Truncated Performance Period, as applicable.

Vesting will only occur if the Company’s TSR performance is in the 35th percentile or higher of the Peer Companies and the Company’s TSR is positive. The maximum award under this Agreement that can be earned is equal to 150% of the Target Restricted Stock Units indicated in the Notice of Grant.

Relative Total Shareholder Return	Percentage of the Target Number of Restricted Stock Units Vested*

75th percentile or higher	150%

50th percentile or better but less than 75th percentile	100% plus, for each 1 percentile above 50th percentile, 2% of the Target Number will vest.

35th percentile or better but less than 50th percentile	50% plus, for each 1 percentile above 35th percentile, 3.333% of the Target Number will vest.

Less than 35th percentile	None
*Company TSR must be positive in order for any vesting to occur.

Achievement Examples:

Example 1: If the Company’s TSR falls into the 25th percentile (i.e., ten percentiles below the 35th percentile), none of the Target Number of Restricted Stock Units will vest (Vesting will only occur if the Company’s TSR performance is in the 35th percentile or higher of the Peer Companies).

Example 2: If the Company’s TSR falls into the 43rd percentile (i.e., eight percentiles above the 35th percentile), 76.664% of the Target Number of Restricted Stock Units will vest (calculated by taking 50% and adding the product of eight times 3.333%, or 26.664% to equal 76.664%.

Example 3: If the Company’s TSR falls into the 68th  percentile (i.e., eighteen  percentiles above the 50th percentile), 136% of the Target Number of Restricted Stock Units will vest (calculated by taking 100% and adding the product of eighteen times 2%, or 36% to equal 136%).

Example 4: If the Company’s TSR falls into the 99th percentile (i.e., twenty four percentiles above the 75th percentile), 150% of the Target Number of Restricted Stock Units will vest (maximum amount is capped at 150% of the Target Number of Restricted Stock Units).

“Relative Total Shareholder Return” means the Company’s TSR relative to the TSR of the Peer Companies. Relative Total Shareholder Return will be determined by ranking the Company and the Peer Companies from highest to lowest according to their respective TSRs.  After this ranking, the percentile performance of the Company relative to the Peer Companies will be determined as follows:

P	=	1	-	R	-	1
				N	-	1

where:                      “P” represents the percentile performance which will be rounded, if necessary, to the nearest whole percentile by application of regular rounding.
“N” represents the remaining number of Peer Companies, plus the Company.
“R” represents Company’s ranking among the Peer Companies.
Example: If there are 12 remaining Peer Companies, and the Company ranked 7th, the performance would be at the 50th percentile: .50 = 1 – ((7-1)/(13-1)).

“TSR” means, for each of the Company and the Peer Companies, the company’s total shareholder return, which will be calculated by dividing (i) the Closing Average Share Value by (ii) the Opening Average Share Value.

Example:  An illustrative example of a TSR calculation for a hypothetical company and performance period is attached at the end of this Exhibit.

“Opening Average Share Value” means the average, over the trading days in the Opening Average Period, of the closing price of a company’s stock multiplied by the Accumulated Shares for each trading day during the Opening Average Period.

“Opening Average Period” means the twenty (20) trading days immediately prior to and including the Date of Grant.

“Accumulated Shares” means, for a given trading day, the sum of (i) one (1) share and (ii) a cumulative number of shares of the company’s common stock purchased with dividends declared on a company’s common stock, assuming same day reinvestment of the dividends in the common stock of a company at the closing price on the ex-dividend date for ex-dividend dates between the first day of the Opening Average Period and the trading day.

“Closing Average Share Value” means the average, over the trading days in the Closing Average Period, of the closing price of the company’s stock multiplied by the Accumulated Shares for each trading day during the Closing Average Period.

“Closing Average Period” means the twenty (20) trading days immediately prior to and including the last day of the Performance Period.

“Peer Companies” means the companies that are listed in the NASDAQ Internet Index as of the Date of Grant, regardless of any changes to the companies that make up the index following the Date of Grant through the end of the Performance Period or Truncated Performance Period, as applicable. The Peer Companies may be changed as follows:

(i)	In the event of a merger, acquisition or business combination transaction of a Peer Company with or by another Peer Company, the surviving entity shall remain a Peer Company.

(ii)
In the event of a merger of a Peer Company with an entity that is not a Peer Company, or the acquisition or business combination transaction by or with a Peer Company, or with an entity that is not a Peer Company, in each case where the Peer Company is the surviving entity and remains publicly traded, the surviving entity shall remain a Peer Company.

(iii)
In the event of a merger or acquisition or business combination transaction of a Peer Company by or with an entity that is not a Peer Company, a “going private” transaction involving a Peer Company or the liquidation of a Peer Company, where the Peer Company is not the surviving entity or is otherwise no longer publicly traded, the company shall no longer be a Peer Company.

(iv)	In the event of a bankruptcy of a Peer Company, such company shall remain a Peer Company.

Sample TSR Calculation

The following example illustrates the calculation of TSR for a hypothetical company and performance period beginning May 28, 2010 and ending July 30, 2010 (with no dividends).

Opening Average Share Value (05/03/2010 – 5/28/2010)	$16.47
Closing Average Share Value (07/02/2010 – 7/30/2010)	$17.65
TSR	107.16%

Closing Average Share Value		$17.65	17-Jun-10	$18.75
			16-Jun-10	$17.76
30-Jul-10	$18.70		15-Jun-10	$17.30
29-Jul-10	$18.51		14-Jun-10	$17.01
28-Jul-10	$18.03		11-Jun-10	$16.57
27-Jul-10	$18.60		10-Jun-10	$16.31
26-Jul-10	$18.86		9-Jun-10	$15.71
23-Jul-10	$18.80		8-Jun-10	$15.15
22-Jul-10	$17.86		7-Jun-10	$15.68
21-Jul-10	$16.88		4-Jun-10	$16.58
20-Jul-10	$17.06		3-Jun-10	$17.25
19-Jul-10	$16.75		2-Jun-10	$16.69
16-Jul-10	$16.64		1-Jun-10	$16.67
15-Jul-10	$17.30		28-May-10	$17.27
14-Jul-10	$17.37		27-May-10	$16.93
13-Jul-10	$17.48		26-May-10	$16.20
12-Jul-10	$16.46		25-May-10	$15.37
9-Jul-10	$17.05		24-May-10	$15.85
8-Jul-10	$17.78		21-May-10	$15.17
7-Jul-10	$18.60		20-May-10	$15.75
6-Jul-10	$17.14		19-May-10	$16.43
2-Jul-10	$17.15		18-May-10	$16.41
1-Jul-10	$18.12		17-May-10	$16.10
30-Jun-10	$18.34		14-May-10	$16.48
29-Jun-10	$18.42		13-May-10	$17.10
28-Jun-10	$19.46		12-May-10	$16.92
25-Jun-10	$19.23		11-May-10	$17.12
24-Jun-10	$18.50		10-May-10	$16.83
23-Jun-10	$18.64		7-May-10	$16.05
22-Jun-10	$18.74		6-May-10	$15.53
21-Jun-10	$19.49		5-May-10	$16.76
18-Jun-10	$19.53		4-May-10	$17.01
			3-May-10	$18.15

			Opening Average Share Value		$16.47

Total Shareholder Return (TSR)				107.16%